EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Investment Agreement dated as of February 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between DSS Technology Management, Inc., a Delaware corporation (the “Company”), Document Security Systems, Inc., each of the Investors party thereto and Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Collateral Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as an Investor under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Agreement and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as an Investor) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption Agreement, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”): [NAME]

2.	Assignee (the “Assignee”): [NAME]

3.	Company: DSS Technology Management, Inc.

4.	Collateral Agent: Fortress Credit Co LLC

5.	Assigned Interest:

Percentage of Advances Assigned[1]
%
%
%

Effective Date: __________________, 20[ ] [TO BE INSERTED BY THE COLLATERAL AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

1 Set forth, to at least 8 decimals, as a percentage of the aggregate Advances made under the Agreement.

The terms set forth in this Assignment and Assumption Agreement are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

STANDARD TERMS AND CONDITIONS FOR
         ASSIGNMENT AND ASSUMPTION AGREEMENT2

1.        Representations and Warranties. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Documents or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Document.

1.2.         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption Agreement and to consummate the transactions contemplated hereby and to become an Investor under the Agreement, (ii) it satisfies the requirements, if any, specified in the Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become an Investor, (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as an Investor thereunder and, to the extent of the Assigned Interest, shall have the obligations of an Investor thereunder and (iv) it has received a copy of the Agreement and has received or has been accorded the opportunity to receive copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Investor; and (b) agrees that (i) it will, independently and without reliance on the Assignor, the Collateral Agent or any other Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Documents are required to be performed by it as an Investor.

2.        Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

2 Capitalized terms used in this Assignment and Assumption Agreement and not otherwise defined herein have the meanings specified in the Investment Agreement dated as of February 12, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between DSS Technology Management, Inc., a Delaware corporation (the “Company”), Document Security Systems, Inc., each of the Investors party thereto and Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”).

3.        General Provisions. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Agreement. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, ..pdf or other electronic imaging means of an executed counterpart of a signature page to this Assignment and Assumption Agreement shall be effective as delivery of an original executed counterpart of this Assignment and Assumption Agreement. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.